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                                                                    EXHIBIT 11


                                   DISC, INC.

                      COMPUTATION OF NET LOSS PER SHARE (1)



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                                                                                     Year
                                                                                  December 31,
                                                             1996                     1995                    1994
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
Net loss                                             $(3,342,000)            $(2,826,000)             $(2,945,000)
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Weighted average shares outstanding:
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Common Stock                                         3,105,508               3,004,923                2,962,960
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Weighted average common shares and                   3,105,508               3,004,923                2,962,960
equivalents
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Net loss per share                                   $(1.08)                 $(0.94)                  $(0.99)
                                                     =======                 =======                  =======
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


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     (1) This Exhibit should be read with Note 2 of Notes to Financial
         Statements.